EXHIBIT 23.1

KBL, LLP

Certified Public Accountants & Advisors

CONSENT OF INDEPENDENT ACCOUNTANTS

To:

The Board of Directors of

American Southwest Music Distribution

We hereby consent to the incorporation by reference in this Registration Statement Form S-8 by American Southwest Music Distribution, Inc. (formerly known as GL Energy & Exploration, Inc.) (the "Company") of our report dated August 24, 2006, which appears in the Company's Annual Report on Form 10-KSB/A for the year-ended  April 30, 2006, and to all references to our firm included in this Registration Statement.

KBL, LLP

New York, NY

67 Wall Street, 22nd Floor, New York, NY 10005

    212.785.9700